EXHIBIT 99.1

PRESS RELEASE

                                                 Contact:
                                               Trisha Tuntland
                                              Manager of Investor Relations
                                              Cabot Microelectronics Corporation
                                                 (630) 499-2600

CABOT MICROELECTRONICS CORPORATION ANNOUNCES EXECUTIVE APPOINTMENTS

AURORA, IL, January 5, 2015 – Cabot Microelectronics Corporation (Nasdaq:  CCMP), the world's leading supplier of chemical mechanical planarization (CMP) polishing slurries and a growing CMP pad supplier to the semiconductor industry, announced the following executive appointments, which are effective today:

-	Yumiko Damashek, currently the Company's Vice President, Japan and Asia Operations, has been named Vice President, Operations and Quality;

-	Richard Hui, currently the Company's Managing Director, Korea, has been appointed Vice President, Global Sales;

-	Dr. Ananth Naman, currently the Company's Vice President, Research and Development, has been named Vice President and Chief Technology Officer;

-	Dr. Daniel D. Woodland, currently Global Business Director, Dielectrics, has been appointed Vice President, Marketing.

All of these individuals report directly to David H. Li, Cabot Microelectronics' President and Chief Executive Officer.  Ms. Damashek and Mr. Hui will continue to be based in Asia, with Dr. Naman and Dr. Woodland continuing to be based in the United States.

"Consistent with our focus on growth as well as customers, infrastructure, employees, operations and leadership in Asia, I am delighted to announce these changes today," said Mr. Li.  "With expanded roles for both Yumiko Damashek and Ananth Naman, who have demonstrated strong leadership in their significant responsibilities to date, I know we will be able to enhance our world-class approach to collaborating with our customers, and providing them with leading-edge technology and supply chain excellence.  In addition, I welcome Richard Hui and Dann Woodland to our executive team, following their impressive track records in areas of our business and parts of the world that remain of critical importance to our future."

In addition to the above appointments, the Company announced that as of December 31, 2014, three executives had stepped down from their positions:  Stephen R. Smith, Vice President, Marketing; Adam F. Weisman, Executive Vice President, Business Operations; and, Daniel S. Wobby, Vice President, Global Sales.  They will continue to serve the Company in non-executive transition roles through April 1, 2015.  Mr. Li stated, "I would like to thank Steve, Adam and Dan for their significant contributions to the growth of Cabot Microelectronics during their many years of service.  All of us wish them well in their future endeavors."

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP polishing slurries and a growing CMP pad supplier to the semiconductor industry.  The company's products play a critical role in the production of advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  The company's mission is to create value by developing reliable and innovative solutions, through close customer collaboration, that solve today's challenges and help enable tomorrow's technology.  Since becoming an independent public company in 2000, the company has grown to approximately 1,050 employees on a global basis.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Trisha Tuntland, Manager of Investor Relations at 630-499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations.  These forward-looking statements include statements related to:  future sales and operating results; company and industry growth, contraction or trends; growth or contraction of the markets in which the company participates; the company's management, international events, regulatory or legislative activity, or various economic factors; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; natural disasters; the acquisition of or investment in other entities; uses and investment of the company's cash balance; financing facilities and related debt, payment of principal and interest, and compliance with covenants and other terms; the company's capital structure; and the operation of facilities by Cabot Microelectronics Corporation.  These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see "Risk Factors" in the company's annual report on Form 10-K for the fiscal year ended September 30, 2014, filed with the SEC.  Cabot Microelectronics assumes no obligation to update this forward-looking information.